ARTHUR ANDERSEN [LOGO]

                                                ARTHUR ANDERSEN LLP
                                                SUITE 1470
                                                ONE BISCAYNE TOWER
                                                MIAMI, FL 33131

                                                TEL 305 374 3700
                                                FAX 305 789 2477



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 20, 2000

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated June 20, 2000 of International Fast Food Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,



/s/ ARTHUR ANDERSEN LLP
-----------------------
Arthur Andersen, LLP



cc: Mr. Mitchell Rubinson, Chairman of the Board and Chief Executive Officer,
     International Fast Food Corporation